Apollo Global Management, Inc. Reports Second Quarter 2026 Results

APOLLO

Second Quarter 2026 Financial Highlights

- GAAP Net Income Attributable to Apollo Global Management, Inc. Common Stockholders was $1.3 billion for the quarter ended June 30, 2026, or $2.18 per share
- Apollo's primary non-GAAP earnings metric, Adjusted Net Income, which represents the sum of FRE, SRE, and PII, less HoldCo interest and other financing costs and taxes, totaled $1.3 billion, or $2.11 per share, for the second quarter

($ in millions, except per share amounts)	2Q'26	Per Share	YTD'26	Per Share
GAAP Financial Measures				
Net Income Attributable to Apollo Global Management, Inc. Common Stockholders	$1,336	$2.18	$(594)	$(1.06)
Segment and Non-GAAP Financial Measures				
Fee Related Earnings ("FRE")	$785	$1.26	$1,513	$2.43
Spread Related Earnings ("SRE")	$877	$1.41	$1,596	$2.56
Fee and Spread Related Earnings	$1,662	$2.67	$3,109	$4.99
Principal Investing Income ("PII")	$16	$0.03	$91	$0.15
Adjusted Net Income ("ANI")	$1,314	$2.11	$2,522	$4.05
Assets Under Management ($ in billions)				
Total Assets Under Management ("AUM")	$1,047			
Fee-Generating AUM ("FGAUM")	$858			

	2Q'26	LTM 2Q'26
Business Drivers ($ in billions)		
Inflows	$60	$298
Origination	$74	$317
Gross Capital Deployment	$111	$427

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 29 to 33. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 28. Per share calculations are based on end of period Adjusted Net Income Shares Outstanding. YTD'26 per share amounts represent the sum of the last two quarters and may not add due to rounding. See page 21 for the share reconciliation. "NM" as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides.

1

APOLLO

GAAP Income Statement (Unaudited)

(In millions, except per share amounts)	2Q'25	1Q'26	2Q'26	YTD'25	YTD'26
Revenues					
Asset Management					
Management fees	$583	$696	$749	$1,091	$1,445
Advisory and transaction fees, net	277	306	418	472	724
Investment income (loss)	189	(77)	379	492	302
Incentive fees	58	64	59	98	123
Property management, development and other fees	—	22	22	—	44
Retirement Services					
Premiums	107	217	170	234	387
Product charges	274	281	299	539	580
Net investment income	4,776	5,139	5,350	9,117	10,489
Investment related gains (losses)	(5)	(2,078)	2,989	(833)	911
Revenues of consolidated variable interest entities	550	485	714	1,142	1,199
Other revenues	5	4	4	10	8
Total Revenues	**6,814**	**5,059**	**11,153**	**12,362**	**16,212**
Expenses					
Asset Management					
Compensation and benefits	(602)	(711)	(927)	(1,347)	(1,638)
Interest expense	(60)	(77)	(88)	(120)	(165)
General, administrative and other	(370)	(439)	(479)	(678)	(918)
Retirement Services					
Interest sensitive contract benefits	(3,428)	(1,591)	(5,714)	(4,922)	(7,305)
Future policy and other policy benefits	(527)	(639)	(594)	(1,068)	(1,233)
Market risk benefits remeasurement gains (losses)	111	(259)	24	(274)	(235)
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	(292)	(337)	(350)	(559)	(687)
Policy and other operating expenses	(550)	(626)	(613)	(1,092)	(1,239)
Total Expenses	**(5,718)**	**(4,679)**	**(8,741)**	**(10,060)**	**(13,420)**
Other Income (Loss) – Asset Management					
Net gains (losses) from investment activities	(268)	(112)	63	(286)	(49)
Net gains (losses) from investment activities of consolidated variable interest entities	4	(15)	(7)	215	(22)
Other income (loss), net	13	30	17	(205)	47
Total Other Income (Loss)	**(251)**	**(97)**	**73**	**(276)**	**(24)**
Income (loss) before income tax (provision) benefit	845	283	2,485	2,026	2,768
Income tax (provision) benefit[1]	(3)	(1,694)	(396)	(246)	(2,090)
Net income (loss)	**842**	**(1,411)**	**2,089**	**1,780**	**678**
Net (income) loss attributable to non-controlling interests	(212)	(495)	(728)	(708)	(1,223)
Net income (loss) attributable to Apollo Global Management, Inc.	**630**	**(1,906)**	**1,361**	**1,072**	**(545)**
Preferred stock dividends	(25)	(24)	(25)	(49)	(49)
Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$605**	**$(1,930)**	**$1,336**	**$1,023**	**$(594)**
Earnings (Loss) per share					
Net income (loss) attributable to Common Stockholders – Basic	$1.00	$(3.27)	$2.18	$1.68	$(1.06)
Net income (loss) attributable to Common Stockholders – Diluted	$0.99	$(3.27)	$2.15	$1.67	$(1.06)
Weighted average shares outstanding – Basic	587	595	592	587	593
Weighted average shares outstanding – Diluted	590	595	610	592	593

1. 1Q'26 includes a one-time tax expense of $1.7 billion due to the revocation of ACRA's election to be subject to the Government of Bermuda's Corporate Income Tax Act 2023 as a result of updated guidance issued during the quarter, which led to the recognition of a full valuation allowance against the Bermuda deferred tax assets, as previously disclosed.

2

✓ ✓ 3 Strong results across Asset Management and Retirement Services • Record FRE of $785 million representing year-over-year growth of 25%, driven by record quarterly fee related revenue and margin expansion • Record SRE of $877 million driven by strong and diversified organic growth trends and improving net spread • Together, FRE and SRE totaled $1.7 billion in the second quarter, showcasing the strength of the combined earnings streams • Total AUM of $1.05 trillion benefited from inflows of $60 billion in the second quarter and $298 billion over the last twelve months, driving a 25% increase year-over-year Continued execution across key business drivers • Investment Performance: Strong quarterly returns across core credit, hybrid, and private equity strategies • Origination: Quarterly origination activity of $74 billion driven by significant contributions from core credit and origination platforms, complemented by a record quarter of signed not yet closed origination activity1 • Capital Formation: Record organic inflows of $60 billion driven by: ◦ Asset Management inflows of $38 billion with particular strength from Institutional, complemented by Global Wealth ◦ Retirement Services inflows of $22 billion driven by strength across several organic channels Strategically allocating capital to drive stockholder value • Investments: Allocated approximately $485 million of strategic capital over the last twelve months to fund various investments supporting future growth • Share Repurchases: Repurchased approximately $1.6 billion of common stock over the last twelve months, including $285 million of opportunistic share repurchases • Dividends: Distributed more than $1 billion of common stock dividends over the last twelve months Second Quarter 2026 Business Highlights 1. There is no assurance such origination activity will close.

($ in millions, except per share amounts) 2Q'25 1Q'26 2Q'26 YTD'25 YTD'26 Management fees $816 $952 $1,001 $1,586 $1,953 Capital solutions fees and other, net 216 246 277 370 523 Fee-related performance fees 63 64 65 117 129 Fee-related compensation (279) (333) (343) (538) (676) Non-compensation expenses (189) (201) (215) (349) (416) Fee Related Earnings $627 $728 $785 $1,186 $1,513 Net investment spread 1,060 990 1,129 2,108 2,119 Other operating expenses (107) (118) (111) (221) (229) Interest and other financing costs (132) (153) (141) (262) (294) Spread Related Earnings $821 $719 $877 $1,625 $1,596 Fee and Spread Related Earnings $1,448 $1,447 $1,662 $2,811 $3,109 Principal Investing Income $47 $75 $16 $61 $91 Segment Income $1,495 $1,522 $1,678 $2,872 $3,200 HoldCo interest and other financing costs1 (36) (45) (53) (70) (98) Taxes and related payables (280) (269) (311) (504) (580) Adjusted Net Income $1,179 $1,208 $1,314 $2,298 $2,522 ANI per share $1.92 $1.94 $2.11 $3.74 $4.05 1. Represents interest and other financing costs related to Apollo Global Management, Inc. not attributable to any specific segment. Total Segment Earnings 4

APOLLO

Total Segment Earnings, Excluding Notable Items

($ in millions, except per share amounts)	2Q'25	1Q'26	2Q'26	YTD'25	YTD'26
Management fees	$816	$952	$1,001	$1,586	$1,953
Capital solutions fees and other, net	216	246	277	370	523
Fee-related performance fees	63	64	65	117	129
Fee-related compensation	(279)	(333)	(343)	(538)	(676)
Non-compensation expenses	(189)	(201)	(215)	(349)	(416)
Fee Related Earnings	**$627**	**$728**	**$785**	**$1,186**	**$1,513**
Net investment spread	1,060	990	1,129	2,108	2,119
Other operating expenses	(107)	(118)	(111)	(221)	(229)
Interest and other financing costs	(132)	(153)	(141)	(262)	(294)
Notable items[1]	—	—	—	22	—
Spread Related Earnings, Excluding Notable Items	**$821**	**$719**	**$877**	**$1,647**	**$1,596**
Fee and Spread Related Earnings, Excluding Notable Items	**$1,448**	**$1,447**	**$1,662**	**$2,833**	**$3,109**
Principal Investing Income	**$47**	**$75**	**$16**	**$61**	**$91**
Segment Income, Excluding Notable Items	**$1,495**	**$1,522**	**$1,678**	**$2,894**	**$3,200**
HoldCo interest and other financing costs	(36)	(45)	(53)	(70)	(98)
Taxes and related payables	(280)	(269)	(311)	(509)	(580)
Adjusted Net Income, Excluding Notable Items	**$1,179**	**$1,208**	**$1,314**	**$2,315**	**$2,522**
ANI per share, Excluding Notable Items	**$1.92**	**$1.94**	**$2.11**	**$3.77**	**$4.05**

1. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments.

5

Segment Details

APOLLO

Asset Management Segment

- Management fees increased 23% year-over-year driven by several factors, including growth at Athora stemming from its acquisition of Pension Insurance Corporation ("PIC"), increasing third-party capital formation from institutional and global wealth channels, the acquisition of Bridge Investment Group ("Bridge"), and continued organic growth from Athene
- Capital solutions fees grew 28% year-over-year to a quarterly record of $277 million, driven by the increasing scale and diversification of Apollo's platform across more than 100 discrete transactions, of which two-thirds were from credit and one-third derived from equity activity
- FRE grew 25% year-over-year driven by record quarterly fee related revenue and positive operating leverage resulting in 120 basis points of margin expansion, while continuing to invest in the business to drive long-term growth

($ in millions, except per share amounts)	2Q'25	1Q'26	2Q'26	% Change vs. 2Q'25	YTD'25	YTD'26	% Change vs. YTD'25
Management Fees							
Credit	$605	$681	$722	19.3%	$1,174	$1,403	19.5%
Equity	211	271	279	32.2%	412	550	33.5%
Total management fees	816	952	1,001	22.7%	1,586	1,953	23.1%
Capital solutions fees and other, net	216	246	277	28.2%	370	523	41.4%
Fee-related performance fees	63	64	65	3.2%	117	129	10.3%
Fee Related Revenues	**$1,095**	**$1,262**	**$1,343**	**22.6%**	**$2,073**	**$2,605**	**25.7%**
Fee-related compensation	(279)	(333)	(343)	22.9%	(538)	(676)	25.7%
Non-compensation expenses[1]	(189)	(201)	(215)	13.8%	(349)	(416)	19.2%
Fee Related Earnings	**$627**	**$728**	**$785**	**25.2%**	**$1,186**	**$1,513**	**27.6%**
FRE per share	**$1.02**	**$1.17**	**$1.26**	**23.5%**	**$1.93**	**$2.43**	**25.9%**
FRE Margin	**57.3%**	**57.7%**	**58.5%**		**57.2%**	**58.1%**	
FRE Compensation Ratio	**25.5%**	**26.4%**	**25.5%**		**26.0%**	**26.0%**	

1. Non-compensation expenses include placement fees of $4 million and $20 million, respectively, for 2Q'26 and YTD'26.

7

APOLLO

Asset Management: Assets Under Management

- Total AUM increased $208 billion or 25% year-over-year, primarily driven by $220 billion of inflows from Asset Management and $78 billion of gross inflows from Retirement Services, as well as mark-to-market appreciation, partially offset by $71 billion of outflows primarily driven by normal course run-off at Athene and $32 billion of realization activity
- Fee-Generating AUM increased $220 billion or 34% year-over-year. Asset Management contributed $225 billion of inflows, reflecting strong capital formation across institutional and global wealth channels, as well as $65 billion from Athora's acquisition of PIC at the end of the first quarter. Retirement Services contributed $78 billion of gross inflows, driven by robust organic growth at Athene. Combined, these inflows were partially offset by $74 billion of outflows, primarily driven by normal course run-off at Athene, and $15 billion of realization activity
- 60% of total AUM and 70% of total Fee-Generating AUM is comprised of perpetual capital, which is highly scalable and has demonstrated consistent through-cycle growth

Total AUM

($ in billions)


$1,047
$840
$696
$198
$150
$135
$849
$690
$562
2Q'24
2Q'25
2Q'26
Credit
Equity

Fee-Generating AUM


$858
$638
$522
$104
$76
$71
$754
$562
$451
2Q'24
2Q'25
2Q'26
Credit
Equity

Perpetual Capital AUM


$621
$498
$409
$84
$121
$72
$59
$55
$50
$416
$367
$304
2Q'24
2Q'25
2Q'26
Athene[1]
Athora
Other[2]

Note: AUM totals may not add due to rounding. 1. Perpetual Capital AUM derived from Athene includes assets, unfunded commitments, and available capital attributable to ADIP. 2. Other primarily includes Apollo Debt Solutions BDC ($31 billion), MidCap FinCo LLC ($14 billion), Apollo Diversified Real Estate Fund/Apollo Diversified Credit Fund ($7 billion), MidCap Financial Investment Corporation ($4 billion), Apollo Realty Income Solutions, Inc. ($2 billion) and other AUM related to a publicly traded business development company ($2 billion), among others. Other also includes third-party capital within Apollo Aligned Alternatives ($12 billion), with the remainder of its net asset value attributable to Athene ($16 billion). AUM related to MidCap Financial Investment Corporation and the publicly traded business development company is as of March 31, 2026.

8

$82 $42 $115 $60 $26 $28 $30 $38 $34 $65 $23 $13 $20 $22 3Q'25 4Q'25 1Q'26 2Q'26 $74 $128 $155 $152 $228 $298 $37 $71 $53 $81 $100 $121 $37 $45 $99 $37 $48 $63 $71 $82 $77 2021 2022 2023 2024 2025 LTM 2Q'26 • Generated gross inflows of $60 billion during the second quarter and $298 billion over the last twelve months • Inflows from Asset Management of $38 billion in the second quarter, inclusive of $3 billion of fundraising from Global Wealth, were driven by strength in multi-asset securitization strategies, third-party institutional credit strategies, and equity inflows from flagship private equity fundraising • Inflows from Retirement Services of $22 billion in the second quarter were driven by strong retail sales, as well as solid activity across funding agreements and flow reinsurance Asset Management: Inflows Note: Totals may not add due to rounding. 1. Inflows for LTM 2Q'26 primarily includes $34 billion related to the acquisition of Bridge and $65 billion related to Athora's acquisition of PIC. 9 inorganic1 inorganic inorganic inorganic inorganic Asset Management Retirement Services ($ in billions)

APOLLO

Retirement Services Segment

- Record quarterly Spread Related Earnings increased 7% year-over-year primarily due to strong net organic growth trends
- Spread Related Earnings in the second quarter included a 9% return from Athene's alternative investment portfolio; considering management's long-term expected average annual return of 11% would have resulted in $76 million of additional alternative net investment income

($ in millions, except per share amounts)	2Q'25	1Q'26	2Q'26	% Change vs. 2Q'25	YTD'25	YTD'26	% Change vs. YTD'25
Fixed income and other net investment income	$3,179	$3,551	$3,686	15.9%	$6,093	$7,237	18.8%
Alternative net investment income	319	210	348	9.1%	634	558	(12.0)%
Strategic capital management fees	32	36	37	15.6%	61	73	19.7%
Cost of funds	(2,470)	(2,807)	(2,942)	19.1%	(4,680)	(5,749)	22.8%
Net Investment Spread	**1,060**	**990**	**1,129**	6.5%	**2,108**	**2,119**	0.5%
Other operating expenses	(107)	(118)	(111)	3.7%	(221)	(229)	3.6%
Interest and other financing costs	(132)	(153)	(141)	6.8%	(262)	(294)	12.2%
Spread Related Earnings	**$821**	**$719**	**$877**	**6.8%**	**$1,625**	**$1,596**	**(1.8)%**
SRE per share	**$1.33**	**$1.15**	**$1.41**	**6.0%**	**$2.64**	**$2.56**	**(3.0)%**
Notable items	—	—	—	NM	22	—	(100.0)%
Spread Related Earnings, Excluding Notable Items	**$821**	**$719**	**$877**	**6.8%**	**$1,647**	**$1,596**	**(3.1)%**
SRE per share, Excluding Notable Items	**$1.33**	**$1.15**	**$1.41**	**6.0%**	**$2.68**	**$2.56**	**(4.5)%**
Net Spread	1.22%	0.97%	1.14%	(8) bps	1.24%	1.06%	(18) bps
Net Spread, Excluding Notable Items	1.22%	0.97%	1.14%	(8) bps	1.26%	1.06%	(20) bps
Alternative net investment income delta to long-term expectation[1]	$36	$188	$76		$65	$264	
Alternative net return delta to long-term expectation	*1.14%*	*5.21%*	*1.96%*		*0.95%*	*3.51%*	
Impact to Net Spread	*0.05%*	*0.25%*	*0.10%*		*0.05%*	*0.17%*	

1. Refers to the amount that as-reported alternative net investment income is below (above) management's long-term expectation of an 11% average annual return. Management's long-term expectation is based on historical experience and provides investors with supplemental information for period-to-period comparability, as well as a basis for developing expectations of future performance. There is no assurance that management's expected long-term average annual return will be achieved. Actual results may differ materially.

10

APOLLO

Retirement Services: Return on Asset View

(% of average net invested assets)	2Q'25	1Q'26	2Q'26	% Change vs. 2Q'25	YTD'25	YTD'26	% Change vs. YTD'25
Fixed income and other net investment income	4.97%	5.04%	5.05%	8 bps	4.89%	5.04%	15 bps
Alternative net investment income	9.86%	5.79%	9.04%	(82) bps	10.05%	7.49%	NM
Net Investment Earnings	5.21%	5.08%	5.25%	4 bps	5.14%	5.16%	2 bps
Strategic capital management fees	0.05%	0.05%	0.05%	0 bps	0.05%	0.05%	0 bps
Cost of funds	(3.68)%	(3.79)%	(3.83)%	15 bps	(3.57)%	(3.80)%	23 bps
Net Investment Spread	**1.58%**	**1.34%**	**1.47%**	**(11) bps**	**1.62%**	**1.41%**	**(21) bps**
Other operating expenses	(0.16)%	(0.16)%	(0.14)%	(2) bps	(0.17)%	(0.15)%	(2) bps
Interest and other financing costs[1]	(0.20)%	(0.21)%	(0.19)%	(1) bp	(0.21)%	(0.20)%	(1) bp
Net Spread	**1.22%**	**0.97%**	**1.14%**	**(8) bps**	**1.24%**	**1.06%**	**(18) bps**
Notable items	—%	—	—	NM	0.02	—%	NM
Net Spread, Excluding Notable Items	**1.22%**	**0.97%**	**1.14%**	**(8) bps**	**1.26%**	**1.06%**	**(20) bps**
Net investment earnings, excluding notable items	5.21%	5.08%	5.25%	4 bps	5.14%	5.16%	2 bps
Cost of funds, excluding notable items	(3.68)%	(3.79)%	(3.83)%	15 bps	(3.55)%	(3.80)%	25 bps
Net investment spread, excluding notable items	1.58%	1.34%	1.47%	(11) bps	1.64%	1.41%	(23) bps
Alternative net return delta to long-term expectation	*1.14%*	*5.21%*	*1.96%*		*0.95%*	*3.51%*	
Impact to Net Spread	*0.05%*	*0.25%*	*0.10%*		*0.05%*	*0.17%*	
($ in millions)							
Average net invested assets	$268,703	$296,352	$307,190	14.3%	$262,017	$302,265	15.4%
Average net invested assets - fixed income	255,789	281,872	291,771	14.1%	249,407	287,363	15.2%
Average net invested assets - alternatives	12,914	14,480	15,419	19.4%	12,610	14,902	18.2%

1. Interest and other financing costs includes short-term repurchase agreement expense related to average monthly notional balances of $0.0 billion and $1.2 billion for 2Q'26 and 1Q'26, respectively.

11

APOLLO

Retirement Services: Portfolio & Spread Highlights

Investment Portfolio Highlights

- 98% of Athene's fixed income portfolio[1] is invested in investment grade assets
- Apollo Asset Management aims to generate 30 to 40 basis points of asset outperformance across Athene's portfolio
- Focus on directly originated, senior secured loans where control of origination results in better risk-adjusted return
- Historical average annual credit losses across total portfolio of 11 basis points[2] over the past five years compared to 12 basis points for the industry[3]
- Floating Rate Investments and Cash: Combined total of 1% or $2 billion composed of floating rate assets, net of floating rate liabilities,[4] including $12 billion of cash[5]

Retirement Services Net Spread Bridge (QoQ)


0.97%
0.01%
Higher income from on-the-margin deployment, partially offset by asset prepayment/ maturity drag
0.16%
Higher return on Alts portfolio
(0.04)%
Higher cost of funds on new business vs. run-off, partially offset by favorable policyholder behavior
0.04%
Lower OpEx and interest costs
1.14%
1Q'26
2Q'26

1. As of June 30, 2026, 98% of $230 billion of available-for-sale securities designated NAIC 1 or 2. 2. Athene's statutory fixed income impairments adjusted to include changes in mortgage loan specific reserves in relation to average invested assets of regulated entities in the U.S. and Bermuda. 3. Industry average represents U.S. statutory impairments adjusted to include changes in mortgage loan specific reserves per SNL Financial. Industry average includes AEL, AMP, BHF, CRBG, EQH, FG, LNC, MET, PFG, PRU, VOYA and Transamerica. Trailing five-year average (2021-2025). 4. Floating rate assets at notional were approximately $71 billion, or approximately 23% of Athene's net invested assets, as of June 30, 2026. Floating rate liabilities at notional were approximately $69 billion, or approximately 22% of Athene's net invested assets, as of June 30, 2026. 5. Represents cash and cash equivalents on a net invested asset basis, adjusted for net investment payables/receivables and cash posted as collateral for derivative transactions as of June 30, 2026.

12

$1.1 $1.3 $1.4 $1.3 $2.5 $2.5 $3.1 $3.2 $3.4 $3.3 FRE SRE 2017 2018 2019 2020 2021 2022 2023 2024 2025 LTM 2Q'26 $12 $18 $37 $63 $82 $42 6 7 9 35 34 204 11 11 6 6 14 10 12 7 35 14 2017 2019 2021 2023 2025 1H'26 1. Includes Fixed Indexed Annuities ("FIA"), Registered Index-Linked Annuities ("RILA"), and Multi-year Guarantee Annuities ("MYGA"), amongst others. 2. Funding agreements represent funding agreements issued under Athene's funding agreement backed notes (“FABN”) program, secured and other funding agreements, which include Athene's funding agreement backed repurchase agreement (“FABR”) program and direct funding agreements, funding agreements issued to the Federal Home Loan Bank (“FHLB”) and long-term repurchase agreements. 3. Other spread product inflows include guaranteed investment and group annuity contracts issued in connection with defined contribution plans, stable value group annuity contracts and structured settlements. 4. For periods prior to 2022, SRE represents Athene’s historically reported adjusted operating income available to common stockholders excluding the change in fair value of Apollo Operating Group Units, equity-based compensation related to Athene’s long-term incentive plan, and operating income tax. Retirement Services: Strong Growth Profile Athene Gross Organic Inflows Spread Related Earnings4 ~7x ($ in billions) >90% correlation between SRE and FRE growth 13 ($ in billions) 2Q'26 Highlights: Retail1: Second largest quarterly retail volume, including strong MYGA and FIA sales, as well as record RILA volume, amid continued secular demand for retirement savings products Funding Agreements2: Solid quarter driven by issuance across FABR and FABN programs Flow Reinsurance: Activity primarily driven by strong volume from U.S. clients, as well as a new product with an APAC client Pension Group Annuities: Remain actively engaged and competitive in the market Other Spread Products3: Record quarterly structured settlement issuances

($ in millions, except per share amounts) 2Q'25 1Q'26 2Q'26 % Change vs. 2Q'25 YTD'25 YTD'26 % Change vs. YTD'25 Realized performance fees $219 $357 $130 (40.6)% $409 $487 19.1% Realized investment income 13 46 27 107.7% 41 73 78.0% Realized principal investing compensation (168) (313) (123) (26.8)% (356) (436) 22.5% Other operating expenses (17) (15) (18) 5.9% (33) (33) —% Principal Investing Income $47 $75 $16 (66.0)% $61 $91 49.2% PII per share $0.08 $0.12 $0.03 (62.5)% $0.10 $0.15 50.0% PII Compensation Ratio 72.2% 77.6% 78.5% 79.0% 77.8% Principal Investing Segment • Realized performance fees of $130 million in the second quarter continue to be cyclically light as monetization activity across certain flagship private equity and hybrid funds remain prudently delayed amid an evolving exit environment • Compensation ratio of 79% in the second quarter reflects a period of lower realized performance fees and investment income while market conditions are less accommodative for monetization activity 14

• Performance Fee-Eligible AUM of $340 billion increased 30% year-over-year due to strong growth in performance fee-eligible Credit and Equity strategies driven by multi-credit, real estate equity, direct lending and Apollo Aligned Alternatives ("AAA") • Performance Fee-Generating AUM of $210 billion increased 13% year-over-year due to strong capital deployment activity and funds moving into carry, particularly real estate equity, direct lending and AAA • Dry Powder reached a new record at $82 billion as of quarter-end, including $62 billion with future management fee potential, of which approximately 70% is in Credit Performance Fee-Eligible AUM Performance Fee-Generating AUM Dry Powder Note: AUM and Dry Powder totals may not add due to rounding. Dry Powder includes capital available for investment included within performance fee-eligible AUM as well as capital available for investment which does not earn any performance fees. Performance Fee AUM and Dry Powder 15 $201 $139 Credit Equity $127 $83 Credit Equity $46 $36 Credit Equity $340 $210 $82 ($ in billions)

APOLLO

Investment Performance Highlights and Net Accrued Performance Fees

Investment Performance Highlights

Gross returns	2Q'26	LTM 2Q'26
Credit		
Direct Origination	2.6%	7.9%
Opportunistic Credit	1.8%	10.7%
Multi-Credit	1.9%	7.4%
Asset-Backed Finance	2.4%	7.2%
Equity		
Flagship Private Equity	3.0%	7.2%
Hybrid Value	4.6%	17.9%

Net Accrued Performance Fee Receivable[1] (QoQ)

($ in millions, except per share amounts)



+$0.17
Net unrealized performance fees/other[2]
($0.14)
Net realized performance fees[3]
$2.39
$2.42
1Q'26
2Q'26
$1,490
$106
$(85)
$1,511

1. Net Accrued Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 2. Net unrealized performance fees include (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction related charges, and excludes general partner obligations to return previously distributed performance fees. Other primarily reflects the timing differences between previously recognized net realized performance fees versus the cash received and paid during the current period, driven by the opportunistic credit funds we manage. 3. Net realized performance fees includes (i) realized performance fees, net of realized profit sharing expense and (ii) fee-related performance fees.

16

APOLLO

Capital Strength

- Deployed $102 million for share repurchases in the second quarter, including $73 million to substantially offset dilution, complemented by an additional $29 million to opportunistically repurchase shares
- Returned a total of $1.6 billion of capital to stockholders over the last twelve months through a combination of dividends paid and opportunistic share repurchases, while allocating approximately $485 million of capital to strategically invest in future growth of the business

HoldCo & Asset Management Summary Balance Sheet Highlights[1]

($ in millions, except per share amounts)	1Q'26	2Q'26
Cash and cash equivalents	$3,553	$3,412
Investments, net	3,569	3,467
Net accrued performance fees receivable[2]	1,490	1,511
Net clawback payable[3]	(189)	(95)
Debt	(6,260)	(5,762)
Net Balance Sheet Value	$2,163	$2,533
Net Balance Sheet Value per share	$3.47	$4.06
Net Balance Sheet Value / AUM	0.21%	0.24%
Adjusted Net Income Shares Outstanding	624	624

Financial Strength Ratings

A2 / A / A

Apollo Global Management rated by Moody's, S&P, Fitch

A2 / A / A

Apollo Asset Management rated by Moody's, S&P, Fitch

A1 / A+ / A+ / A+

Athene[4] rated by Moody's, S&P, Fitch, A.M. Best

1. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries, but exclude Athene and certain consolidated VIEs. 2. Net accrued performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from certain employees and former employees for the potential return of profit sharing distributions. 4. Represents financial strength ratings of Athene's primary insurance subsidiaries.

17

Supplemental Details

APOLLO

AUM Rollforwards

Total AUM Rollforward[1]

Three Months Ended June 30, 2026

	Credit[2]	Equity	Total
Beginning Balance	**$834,132**	**$192,235**	**$1,026,367**
Inflows	48,703	10,973	59,676
Outflows[3]	(24,158)	(476)	(24,634)
Other, net[4]	(9,871)	—	(9,871)
Net Flows	**14,674**	**10,497**	**25,171**
Realizations	(2,984)	(8,332)	(11,316)
Market Activity	3,520	3,537	7,057
Ending Balance	**$849,342**	**$197,937**	**$1,047,279**

Twelve Months Ended June 30, 2026

	Credit[2]	Equity	Total
Beginning Balance	**$689,573**	**$150,032**	**$839,605**
Inflows	236,427	61,929	298,356
Outflows[3]	(69,073)	(2,253)	(71,326)
Other, net[4]	(13,198)	—	(13,198)
Net Flows	**154,156**	**59,676**	**213,832**
Realizations	(12,136)	(19,878)	(32,014)
Market Activity	17,749	8,107	25,856
Ending Balance	**$849,342**	**$197,937**	**$1,047,279**

Fee-Generating AUM Rollforward[1]

Three Months Ended June 30, 2026

	Credit[2]	Equity	Total
Beginning Balance	**$732,020**	**$103,847**	**$835,867**
Inflows	48,149	3,092	51,241
Outflows[3]	(16,860)	(1,915)	(18,775)
Other, net[4]	(9,146)	—	(9,146)
Net Flows	**22,143**	**1,177**	**23,320**
Realizations	(2,533)	(1,676)	(4,209)
Market Activity	2,500	531	3,031
Ending Balance	**$754,130**	**$103,879**	**$858,009**

Twelve Months Ended June 30, 2026

	Credit[2]	Equity	Total
Beginning Balance	**$562,039**	**$76,269**	**$638,308**
Inflows	265,699	37,496	303,195
Outflows[3]	(67,818)	(6,213)	(74,031)
Other, net[4]	(12,278)	—	(12,278)
Net Flows	**185,603**	**31,283**	**216,886**
Realizations	(9,563)	(5,172)	(14,735)
Market Activity	16,051	1,499	17,550
Ending Balance	**$754,130**	**$103,879**	**$858,009**

Note: $ in millions. 1. Inflows at the individual strategy level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income. 2. As of 2Q'26, Credit AUM includes $52.2 billion of CLOs, from which Apollo earns fees based on gross assets. 3. Included in the 2Q'26 outflows for Total AUM and FGAUM are $7.3 billion and $2.2 billion of redemptions, respectively. Included in the LTM 2Q'26 outflows for Total AUM and FGAUM are $14.6 billion and $8.9 billion of redemptions, respectively. 2Q'26 and LTM 2Q'26 outflows for Total AUM include $7.8 billion related to Apollo Commercial Real Estate Finance, Inc. ("ARI") following the sale of its commercial mortgage loan portfolio to Athene, as well as $5.0 billion related to the prepayment of Intel's investment, on which Athene realized a significant gain and received a capital benefit. 4. Other, net comprises certain adjustments to inflows, including amounts related to new capital pools formed by credit issuances in which Athene participates, primarily Apollo Multi-Asset Prime Securities ("AMAPS").

19

APOLLO

Retirement Services Flows & Invested Assets

- Third-party capital augments Athene's ability to grow, supporting approximately 23% and 21% of Athene's strong organic new business volume in the second quarter and year-to-date, respectively

($ in millions)		2Q'26
Invested Assets		
Gross invested assets		$413,598
Invested assets attributable to ADIP		(99,508)
Net invested assets[1]		$314,090

	2Q'26	YTD'26
Flows by Channel		
Retail	$12,267	$19,537
Flow reinsurance	3,763	6,366
Funding agreements[2]	5,718	14,249
Pension group annuities	—	—
Other spread products[2]	321	1,664
Gross organic inflows	**22,069**	**41,816**
Gross inorganic inflows[3]	—	—
Total gross inflows	22,069	41,816
Gross outflows[4]	(10,141)	(20,909)
Net flows	**$11,928**	**$20,907**
Flows attributable to Athene vs. Third Parties		
Inflows attributable to Athene	$17,095	$33,052
Inflows attributable to ADIP	4,402	7,855
Inflows ceded to third-party reinsurers	572	909
Total gross inflows	22,069	41,816
Outflows attributable to Athene	(7,608)	(16,220)
Outflows attributable to ADIP	(2,533)	(4,689)
Total gross outflows[4]	$(10,141)	$(20,909)

	2Q'26	YTD'26
Outflows attributable to Athene by type		
Maturity-driven, contractual-based outflows[5]	$(3,921)	$(8,881)
Policyholder-driven outflows[6]	(3,687)	(7,339)
Income oriented withdrawals (planned)[7]	*(1,717)*	*(3,562)*
From policies out-of-surrender-charge (planned)[8]	*(1,120)*	*(2,209)*
From policies in-surrender-charge (unplanned)[9]	*(850)*	*(1,568)*
Core outflows	**(7,608)**	**(16,220)**
Strategic reinsurance transactions	—	—
Outflows attributable to Athene	**$(7,608)**	**$(16,220)**
Annualized rate[10]		
Maturity-driven, contractual-based outflows[5]	(5.1)%	(5.9)%
Policyholder-driven outflows[6]	(4.8)%	(4.8)%
Income oriented withdrawals (planned)[7]	*(2.2)%*	*(2.3)%*
From policies out-of-surrender-charge (planned)[8]	*(1.5)%*	*(1.5)%*
From policies in-surrender-charge (unplanned)[9]	*(1.1)%*	*(1.0)%*
Core outflows	**(9.9)%**	**(10.7)%**
Strategic reinsurance transactions	—%	—%
Outflows attributable to Athene	**(9.9)%**	**(10.7)%**

1. Net invested assets are a component of Apollo's total AUM reported under the Asset Management segment and should not be viewed as additive to total AUM disclosed previously. 2. As defined on page 13. 3. Gross inorganic inflows represent acquisitions and block reinsurance transactions. 4. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities and payments related to interest, maturities and repurchases of funding agreements. 5. Represents outflows from funding agreements, pension group annuities, and multi-year guarantee fixed annuities, all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 6. Represents outflows from indexed annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 7. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 8. Represents outflows from policies that no longer have an active surrender charge in force. 9. Represents outflows from policies with an active surrender charge in force. 10. The outflow rate is calculated as outflows attributable to Athene divided by Athene average net invested assets for the respective period, on an annualized basis.

20

APOLLO

Sharecount Reconciliation

Share Reconciliation	2Q'25	3Q'25	4Q'25	1Q'26	2Q'26
Total GAAP Common Stock Outstanding	572,024,038	580,389,090	578,981,398	576,507,457	575,971,752
Non-GAAP Adjustments:					
Mandatory Convertible Preferred Stock[1]	14,547,261	14,555,555	14,564,883	14,573,961	14,587,841
Vested RSUs	16,162,939	16,388,324	19,437,942	16,970,170	17,073,031
Unvested RSUs Eligible for Dividend Equivalents	12,749,090	12,931,604	10,518,154	15,710,130	15,921,831
Adjusted Net Income Shares Outstanding	**615,483,328**	**624,264,573**	**623,502,377**	**623,761,718**	**623,554,455**

Share Activity	2Q'25	3Q'25	4Q'25	1Q'26	2Q'26
Shares Issued to Employees	86,143	294,245	210,568	2,713,807	120,806
Other Shares Issued[2]	1,080,041	10,342,223	—	—	—
Shares Repurchased					
# of Shares	112,211	2,570,188	2,011,126	6,949,237	781,696
Average Cost[3]	$139.74	$138.69	$129.46	$124.62	$131.14
Capital Utilized	$16 million	$356 million	$260 million	$866 million	$102 million
Share Repurchase Plan Authorization Remaining[4]	$1.03 billion	$0.68 billion	$0.42 billion	$3.13 billion	$3.03 billion

1. Reflects the number of shares of underlying common stock assumed to be issuable upon conversion of the Mandatory Convertible Preferred Stock during each period. 2. Reflects shares issued in April 2025 in relation to a cashless exercise of 2.6 million vested warrants issued in 2022 and shares issued in September 2025 in connection with the closing of the acquisition of Bridge. 3. Average cost reflects total capital used for share repurchases in a given period divided by the number of shares purchased. 4. Effective on February 9, 2026, the Apollo Global Management, Inc. board of directors terminated the Company's prior share repurchase program and approved a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $4.0 billion of shares of its common stock. The share repurchase program may be used to repurchase outstanding shares of common stock as well as to reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations. The Company's prior repurchase program, approved by the Apollo Global Management, Inc. board of directors on February 8, 2024, authorized the Company to repurchase up to $3.0 billion of shares of its common stock, to repurchase outstanding shares of common stock and reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations.

21

Reconciliations and Disclosures

APOLLO

Investment Record as of June 30, 2026

(in millions, except IRR)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Credit										
Accord VII[1]	2026	$ 1,949	$ 1,948	$ 231	$ 102	$ 131	$ 135	$ 237	NM[4]	NM[4]
Accord I, II, III, III B, IV, V & VI[1]	Various	—	9,693	7,455	7,974	—	—	7,974	18 %	13 %
Accord+ II	2025	5,566	4,796	7,211	3,213	4,467	4,633	7,846	NM[4]	NM[4]
Accord+	2021	2,403	2,370	7,062	8,020	6	18	8,038	14	11
ADIP II	2024	7,192	6,016	3,340	—	3,340	4,455	4,455	17	15
ADIP I	2020	5,288	3,254	2,620	2,315	2,320	2,699	5,014	21	18
EPF IV	2023	3,321	3,102	2,095	874	1,359	1,685	2,559	16	10
EPF III	2017	2,034	4,538	5,100	4,838	1,244	1,082	5,920	6	1
Total Credit		**$ 27,753**	**$ 35,717**	**$ 35,114**	**$ 27,336**	**$ 12,867**	**$ 14,707**	**$ 42,043**		
Equity										
Fund X	2023	$ 23,443	$ 19,877	$ 11,455	$ 3,941	$ 9,207	$ 12,931	$ 16,872	31 %	21 %
Fund IX	2018	25,056	24,729	23,714	19,838	14,281	20,857	40,695	20	13
Fund VIII	2013	4,229	18,377	16,926	26,446	2,264	2,378	28,824	13	9
Fund VII	2008	—	14,677	16,461	34,294	—	—	34,294	33	25
Fund VI	2006	380	10,136	12,457	21,136	405	—	21,136	12	9
Fund V	2001	—	3,742	5,192	12,724	—	—	12,724	61	44
Fund I, II, III, IV & MIA[2]	Various	8	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$ 53,116**	**$ 98,858**	**$ 94,958**	**$ 135,779**	**$ 26,157**	**$ 36,166**	**$ 171,945**	**39**	**24**
AIOF III	2024	2,535	2,399	1,141	—	1,141	1,362	1,362	NM[4]	NM[4]
AIOF II	2020	2,772	2,542	2,400	1,244	1,558	1,937	3,181	12	8
AIOF I	2018	16	897	803	1,280	—	—	1,280	22	16
HVF III	2026	6,692	6,476	1,395	—	1,395	1,672	1,672	NM[4]	NM[4]
HVF II	2022	5,777	4,592	5,045	1,863	3,993	5,364	7,227	16	12
HVF I	2019	1,892	3,238	3,711	4,628	794	1,303	5,931	21	16
Total Equity		**$ 72,800**	**$ 119,002**	**$ 109,453**	**$ 144,794**	**$ 35,038**	**$ 47,804**	**$ 192,598**		

1. Accord funds have investment periods shorter than 24 months, therefore Gross and Net IRR are presented after 12 months of investing. 2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the reorganization of the Company that occurred in 2007. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's investment professionals. 3. Total IRR is calculated based on total cash flows for all funds presented. 4. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful.

23

($ in millions, except share amounts) 4Q'25 2Q'26 Assets Asset Management Cash and cash equivalents $3,350 $3,415 Restricted cash and cash equivalents 19 19 Investments 6,226 6,325 Assets of consolidated variable interest entities Cash and cash equivalents 327 1,272 Investments 3,509 3,713 Due from related parties 16 23 Other assets 230 634 Due from related parties 647 940 Goodwill 1,848 1,833 Other assets 3,376 3,587 Retirement Services Cash and cash equivalents 14,994 21,957 Restricted cash and cash equivalents 1,332 1,583 Investments 321,081 333,842 Investments in related parties 34,979 43,300 Assets of consolidated variable interest entities Cash and cash equivalents 569 171 Investments 29,992 31,884 Other assets 346 202 Reinsurance recoverable 10,282 10,929 Deferred acquisition costs, deferred sales inducements and value of business acquired 8,634 9,279 Goodwill 4,072 4,079 Other assets 15,120 15,061 Total Assets $460,949 $494,048 GAAP Balance Sheet (Unaudited) 24

($ in millions, except share amounts) 4Q'25 2Q'26 Liabilities Asset Management Accounts payable, accrued expenses, and other liabilities $3,861 $4,130 Due to related parties 1,062 1,173 Debt 5,516 5,895 Liabilities of consolidated variable interest entities Accounts payable, accrued expenses, and other liabilities 1,949 3,847 Retirement Services Interest sensitive contract liabilities 315,889 344,593 Future policy benefits 50,264 48,241 Market risk benefits 4,930 5,283 Debt 7,848 7,832 Payables for collateral on derivatives and securities to repurchase 11,085 11,199 Other liabilities 14,329 18,981 Liabilities of consolidated variable interest entities Other liabilities 1,701 1,392 Total Liabilities 418,434 452,566 Redeemable non-controlling interests Redeemable non-controlling interests — — Equity Mandatory Convertible Preferred Stock 1,398 1,398 Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 575,971,752 and 578,981,398 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively — — Additional paid in capital 16,954 16,668 Retained earnings 7,634 6,149 Accumulated other comprehensive income (loss) (2,645) (3,209) Total Apollo Global Management, Inc. Stockholders' Equity 23,341 21,006 Non-controlling interests 19,174 20,476 Total Equity 42,515 41,482 Total Liabilities, Redeemable non-controlling interests and Equity $460,949 $494,048 GAAP Balance Sheet (Unaudited) – cont'd 25

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	2Q'25	3Q'25	4Q'25	1Q'26	2Q'26	YTD'25	YTD'26
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$605**	**$1,712**	**$660**	**$(1,930)**	**$1,336**	**$1,023**	**$(594)**
Preferred dividends	25	24	24	24	25	49	49
Net income (loss) attributable to non-controlling interests	212	725	476	495	728	708	1,223
GAAP Net income (loss)	**$842**	**$2,461**	**$1,160**	**$(1,411)**	**$2,089**	**$1,780**	**$678**
Income tax provision (benefit)	3	438	592	1,694	396	246	2,090
GAAP Income (loss) before Income tax provision (benefit)	**$845**	**$2,899**	**$1,752**	**$283**	**$2,485**	**$2,026**	**$2,768**
Asset Management Adjustments:							
Equity-based profit sharing expense[1]	38	35	108	52	71	68	123
Equity-based compensation	102	112	126	156	129	201	285
Net (income) loss attributable to non-controlling interests in consolidated entities	(266)	(783)	(559)	(255)	(698)	(815)	(953)
Unrealized performance fees	28	(207)	362	421	(320)	(91)	101
Unrealized profit sharing expense	(43)	36	(132)	(207)	152	62	(55)
HoldCo interest and other financing costs	36	33	40	45	53	70	98
Unrealized principal investment (income) loss	(11)	4	(20)	120	45	(9)	165
Unrealized net (gains) losses from investment activities[2]	293	(54)	62	57	(28)	354	29
Transaction-related costs, restructuring and other non-operating expenses[3]	70	86	55	69	117	346	186
Retirement Services Adjustments:							
Investment (gains) losses, net of offsets	509	(463)	86	696	(23)	358	673
Non-operating change in insurance liabilities and related derivatives[4]	(149)	(174)	(135)	42	(358)	218	(316)
Integration, restructuring and other non-operating items	32	36	23	33	41	62	74
Equity-based compensation	11	13	14	10	12	22	22
Segment Income	**$1,495**	**$1,573**	**$1,782**	**$1,522**	**$1,678**	**$2,872**	**$3,200**
HoldCo interest and other financing costs	(36)	(33)	(40)	(45)	(53)	(70)	(98)
Taxes and related payables	(280)	(183)	(202)	(269)	(311)	(504)	(580)
Adjusted Net Income	**$1,179**	**$1,357**	**$1,540**	**$1,208**	**$1,314**	**$2,298**	**$2,522**
Notable items	—	(25)	—	—	—	22	—
Tax impact of notable items	—	5	—	—	—	(5)	—
Adjusted Net Income, Excluding Notable Items	**$1,179**	**$1,337**	**$1,540**	**$1,208**	**$1,314**	**$2,315**	**$2,522**

1. Equity-based profit sharing expense includes stock-based grants that are tied to realized performance within the Principal Investing segment. 2. In 2Q'25, unrealized net (gains) losses from investment activities includes a $257 million impairment related to an equity investment. 3. Transaction-related costs, restructuring and other non-operating expenses includes: a) contingent consideration, certain equity-based charges, amortization of intangible assets and certain other expenses associated with acquisitions; b) gains (losses) from changes in the tax receivable agreement liability; c) merger-related transaction and integration costs associated with the Company's merger with Athene; and d) other non-operating expenses, including the issuance of shares of AGM common stock for charitable contributions. In 1Q'25, other non-operating expenses includes $200 million in charitable contributions related to the issuance of shares to a donor-advised fund. 4. Includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

26

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	1Q'26	2Q'26
Investments, at fair value	$ 2,161	$ 2,175
Equity method investments	1,445	1,259
Performance allocations	3,073	3,230
Other investments	17	17
Total GAAP Investments – Asset Management[1]	**$ 6,696**	**$ 6,681**

($ in millions)	1Q'26	2Q'26
Investments, at fair value	$ 2,161	$ 2,175
Equity method investments	1,445	1,259
Other investments	17	17
Other[2]	(54)	16
Investments, net	**$ 3,569**	**$ 3,467**

($ in millions)	1Q'26	2Q'26
Performance allocations	$ 3,073	$ 3,230
Incentive fees receivable[3]	68	91
Profit sharing payable[3]	(1,727)	(1,847)
Other[2]	76	37
Net Accrued Performance Fee Receivable	**$ 1,490**	**$ 1,511**

($ in millions)	2Q'26
Total investments, including related parties	**$ 377,142**
Derivative assets	(11,034)
Cash and cash equivalents (including restricted cash)	23,540
Accrued investment income	4,015
Net receivable (payable) for collateral on derivatives	(5,010)
Reinsurance impacts	(6,725)
VIE and VOE assets, liabilities and non-controlling interests	20,052
Unrealized (gains) losses	13,476
Ceded policy loans	(154)
Net investment receivables (payables)	(2,360)
Allowance for credit losses	709
Other investments	(53)
Total adjustments to arrive at gross invested assets	36,456
Gross invested assets	**$ 413,598**
ACRA non-controlling interests	(99,508)
Net invested assets	**$ 314,090**

1. Includes investments and certain investments within assets of consolidated variable interest entities on the GAAP balance sheet. 2. Other primarily includes adjustments related to consolidated funds and VIEs. Other also includes amounts related to certain profit sharing arrangements between investments, net and net accrued performance fee receivable. 3. Incentive fees receivable and profit sharing payable are included within due from related parties, and accounts payable, accrued expenses, and other liabilities, respectively, on the GAAP balance sheet.

27

Year ended December 31, ($ in millions) 2017 2018 2019 2020 2021 Net income available to Athene Holding Ltd. common stockholders $ 1,358 $ 1,053 $ 2,136 $ 1,446 $ 3,718 Preferred stock dividends — — 36 95 141 Net income (loss) attributable to non-controlling interest — — 13 380 (59) Net income $ 1,358 $ 1,053 $ 2,185 $ 1,921 $ 3,800 Income tax expense 106 122 117 285 386 Income before income tax $ 1,464 $ 1,175 $ 2,302 $ 2,206 $ 4,186 Investment gains (losses), net of offsets 199 (274) 994 733 1,024 Non-operating change in insurance liabilities and related derivatives, net of offsets1 230 242 (65) (235) 692 Integration, restructuring and other non-operating items (68) (22) (70) (10) (124) Stock compensation expense (45) (26) (27) (25) (38) Preferred stock dividends — — 36 95 141 Non-controlling interests - pre-tax income (loss) — — 13 393 (18) Less: Total adjustments to income before income taxes 316 (80) 881 951 1,677 Spread related earnings $ 1,148 $ 1,255 $ 1,421 $ 1,255 $ 2,509 Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 28 1. Includes change in fair values of derivatives and embedded derivatives, net of offsets.

• “Segment Income”, or “SI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Segment Income to make key operating decisions such as the following: ▪ decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and ▪ decisions related to the amount of earnings available for dividends to Common Stockholders and holders of RSUs that participate in dividends. Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings, and (iii) Principal Investing Income. Segment Income excludes the effects of the consolidation of any of the related funds, HoldCo interest and other financing costs not attributable to any specific segment, Taxes and Related Payables, and transaction-related charges, restructuring and other non-operating expenses. Transaction- related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions. Non-operating expenses include certain charitable contributions and other non-operating expenses. In addition, Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and certain VIEs that are included in the consolidated financial statements. • “Fee Related Earnings”, or “FRE”, is a component of Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) capital solutions and other related fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments, excluding performance fees from Athene and performance fees from origination platforms dependent on capital appreciation, and (iv) other income, net, less (a) fee-related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages. • “Spread Related Earnings”, or “SRE” is a component of Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility, which consists of investment gains (losses), net of offsets, and non-operating change in insurance liabilities and related derivatives, and certain expenses related to integration, restructuring, and equity-based compensation, as well as other items. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, less (x) cost of funds, (y) operating expenses excluding equity-based compensation and (z) financing costs, including interest expense and preferred dividends, if any, paid to Athene preferred stockholders. • “Principal Investing Income”, or “PII” is a component of Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, including certain realizations received in the form of equity, and (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity- based compensation, and (y) certain corporate compensation and non-compensation expenses. • “Adjusted Net Income” or “ANI” represents Segment Income less HoldCo interest and other financing costs and estimated income taxes. Adjusted Net Income is calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”). Income taxes on FRE and PII represents the total current corporate, local, and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. Income taxes on FRE and PII excludes the impacts of deferred taxes and the remeasurement of the tax receivable agreement, which arise from changes in estimated future tax rates. For purposes of calculating the Adjusted Net Income tax rate, Segment Income is reduced by HoldCo interest and financing costs. Certain assumptions and methodologies that impact the implied FRE and PII income tax provision are similar to those used under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP relating to transaction-related costs, equity-based compensation, charitable contributions and tax deductible interest expense are taken into account for the implied tax provision. Income Taxes on SRE represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Management believes the methodologies used to compute income taxes on FRE, SRE, and PII are meaningful to each segment and increases comparability of income taxes between periods. • “Spread Related Earnings, Excluding Notable Items” represents SRE with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the Retirement Services segment against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the segment. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non-GAAP operating measures. Definitions 29

Definitions – cont'd 30 • “Adjusted Net Income, Excluding Notable Items” represents ANI with an adjustment related to our Retirement Services segment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non-GAAP operating measures. • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit and certain equity funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in credit, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain credit funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM.

• “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. • “ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries (“ACRA 1”), and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries (“ACRA 2”). • “ADIP” refers to Apollo/Athene Dedicated Investment Program (“ADIP I”) and Apollo/Athene Dedicated Investment Program II (“ADIP II”), funds managed by Apollo including third-party capital that, through ACRA, invest alongside Athene in certain investments. • “Adjusted Net Income Shares Outstanding” or “ANI Shares Outstanding” consists of total shares of Common Stock outstanding, RSUs that participate in dividends, and shares of Common Stock assumed to be issuable upon the conversion of the shares of Mandatory Convertible Preferred Stock. • “Athene” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a subsidiary of the Company and a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LP (“ISG”), provides asset management and advisory services. • “Athora” refers to a leading European savings and retirement services group focused on the traditional life and pensions market. • "Bridge" refers to Bridge Investment Group Holdings Inc. • “Capital solutions fees and other, net” primarily includes transaction fees earned by Apollo Capital Solutions (“ACS”) related to underwriting, structuring, arrangement and placement of debt and equity securities, and syndication for funds managed by Apollo, portfolio companies of funds managed by Apollo, and third parties. Capital solutions fees and other, net also includes advisory fees for the ongoing monitoring of portfolio operations, directors' fees, as well as fees and earnings related to property management activities. These fees also include certain offsetting amounts, including reductions in management fees related to a percentage of these fees recognized (“management fee offset”), and other additional revenue sharing arrangements, including with certain subsidiaries and other affiliates. • “Cost of Funds” includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the non-controlling interests. While we believe cost of funds is a meaningful financial metric and enhances the understanding of the underlying profitability drivers of our retirement services business, it should not be used as a substitute for total benefits and expenses presented under U.S. GAAP. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from perpetual capital vehicles. • “Fees and earnings related to property management activities” includes property management and other fees net of certain compensation expense and non-compensation expense. • “FRE Compensation Ratio” is calculated as fee-related compensation divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “Gross Capital Deployment” represents the gross capital that has been invested by the funds and accounts we manage during the relevant period, but excludes certain investment activities primarily related to hedging and cash management functions at the firm. Gross Capital Deployment is not reduced or netted down by sales or refinancings, and takes into account leverage used by the funds and accounts we manage in gaining exposure to the various investments that they have made. 31 Definitions – cont'd

• “Gross IRR” of accord series, ADIP funds and the European principal finance funds represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non-U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a traditional private equity or hybrid value fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on June 30, 2026 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of infrastructure funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on June 30, 2026 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” represents the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, calculated before the effects of management fees, incentive fees allocated to the general partner, and other fees and expenses. Returns over multiple periods are calculated by geometrically linking each period’s return. Returns are calculated for all funds and accounts in the respective strategies excluding assets managed for Athene, Athora, and certain other entities where Apollo manages or may manage a significant portion of the total company assets, or where Apollo only provides certain other investment-related services. Certain funds and accounts that have elected not to use fair-value accounting standards are excluded due to the lack of comparable return data. Returns for the Asset-Backed Finance strategy excludes CRE Debt. Returns of CLOs represent the gross returns on underlying assets. • “HoldCo” refers to Apollo Global Management, Inc. • “Inflows” within the Asset Management segment represents (i) at the individual strategy level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter- strategy transfers, and (ii) on an aggregate basis, the sum of inflows across the credit and equity strategies. • “Mandatory Convertible Preferred Stock” refers to the 6.75% Series A Mandatory Convertible Preferred Stock of AGM. • “Net Invested Assets” represent the investments that directly back Athene's net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which is used to analyze the profitability of Athene’s investment portfolio. Net invested assets include (a) total investments on the statements of financial condition, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE and VOE assets, liabilities and non-controlling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude the derivative collateral offsetting the related cash positions. Athene includes the underlying investments supporting its assumed funds withheld and modco agreements and excludes the underlying investments related to ceded reinsurance transactions in its net invested assets calculation to match the assets with the income received. Athene believes the adjustments for reinsurance provide a view of the assets for which it has economic exposure. Net invested assets include Athene’s proportionate share of ACRA investments, based on its economic ownership, but do not include the proportionate share of investments associated with the non-controlling interests. Net invested assets are averaged over the number of quarters in the relevant period to compute a net investment earned rate for such period. While Athene believes net invested assets is a meaningful financial metric and enhances the understanding of the underlying drivers of its investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under U.S. GAAP. • “Net Investment Earned Rate” is computed as the income from Athene's net invested assets divided by the average net invested assets for the relevant period, presented on an annualized basis for interim periods. • “Net Investment Spread” measures Athene's investment performance plus its strategic capital management fees, less its total cost of funds. Net investment earned rate is a key measure of Athene's investment performance while cost of funds is a key measure of the cost of its policyholder and institutional liability obligations. 32 Definitions – cont'd

• “Net IRR” of accord series, ADIP funds and the European principal finance funds represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a traditional private equity or hybrid value fund represents the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of infrastructure funds represents the cumulative cash flows in a fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of June 30, 2026 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Origination” represents (i) capital that has been invested in new equity, debt or debt-like investments by Apollo's equity and credit strategies (whether purchased by funds and accounts managed by Apollo, or syndicated to third parties) where Apollo or one of Apollo's origination platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs; and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds and accounts otherwise may not be able to meaningfully access. Origination generally excludes any issuance of debt or debt-like investments by the portfolio companies of the funds we manage. • “Other operating expenses” within the Principal Investing segment represents expenses incurred in the normal course of business and includes allocations of non-compensation expenses related to managing the business. • “Other operating expenses” within the Retirement Services segment represents expenses incurred in the normal course of business inclusive of compensation and non-compensation expenses, but does not include the proportionate share of the ACRA operating expenses associated with the non-controlling interests. • “Perpetual capital” refers to assets under management of certain vehicles with an indefinite duration, which assets may only be withdrawn under certain conditions or subject to certain limitations, including satisfying required hold periods or percentage limits on the amounts that may be redeemed over a particular period. The investment management, advisory or other service agreements with our perpetual capital vehicles may be terminated under certain circumstances. • “PII Compensation Ratio” is calculated as Principal investing compensation divided by the sum of realized performance fees and realized investment income. • “Principal investing compensation” within the Principal Investing segment represents realized performance compensation, distributions related to investment income and dividends, and includes allocations of certain compensation expenses related to managing the business. • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents Total Invested Capital, reduced for any return of capital proceeds received to date. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes. In addition, amounts include committed and funded amounts for certain investments. • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period commences pursuant to its governing agreements. 33 Definitions – cont'd

In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, interest rate fluctuations and market conditions generally, international trade barriers, domestic or international political developments and other geopolitical events, including geopolitical tensions and hostilities, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings with the SEC. Apollo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 34 Forward-Looking Statements